Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media Contact:

Applied Micro Circuits Corporation Bob Gargus	Applied Micro Circuits Corporation Diane Orr
Phone: (408) 542-8752	Phone: (408) 358-1617
E-Mail: rgargus@apm.com	E-mail: dianer@orr-co.com

Thursday, October 25, 2012

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION REPORTS

SECOND QUARTER FISCAL 2013 FINANCIAL RESULTS

SUNNYVALE, Calif., — October 25, 2012—Applied Micro Circuits Corporation [NASDAQ: AMCC] (“AppliedMicro”) today reported its financial results for the second quarter of fiscal 2013, ended September 30, 2012.

•	Q2 2013 net revenues were $46.3 million, up approximately 12% sequentially and down approximately 29% year over year.

•	Q2 2013 GAAP net loss was $21.6 million or $0.33 per share compared to net loss of $23.4 million or $0.37 per share for the first quarter of fiscal 2013.

•	Q2 2013 non-GAAP EPS was $0.16 per share on net loss of $10.5 million, compared to a loss of $0.18 per share on a net loss of $11.4 million, for the first quarter of fiscal 2013.

•	Total cash, cash equivalents and short-term investments was approximately $90 million as of September 30, 2012 compared to $96 million as of June 30, 2012.

•

During the quarter, the Company announced the world’s fastest CMOS transmitter IC’s for Dense Wavelength Division Multiplexing line-side applications which support power-efficient, cost-effective deployments in 100-Gigabit per second optical metro, regional and long-haul networks.

Net revenues for the second quarter of fiscal 2013 were $46.3 million compared to $41.3 million in the first quarter of fiscal 2013, representing a sequential increase of 12.2% and a decrease of 28.7% over the $64.9 million in net revenues reported in the second quarter of fiscal 2012. Net revenues for the first six months of fiscal 2013 were $87.6 million, compared to $125.8 million for the same period last year, representing a decrease of 30.3%.

The net loss on a generally accepted accounting principles (GAAP) basis for the second quarter and for the first six months of fiscal 2013 were $21.6 million and $44.9 million or $0.33 and $0.71 per share, respectively. This compares with a net loss of $23.4 million or $0.37 per share for the first quarter of fiscal 2013 and net loss of $1.2 million or $0.02 per share and net loss of $8.0 million or $0.13 per share for the second quarter and first six months of fiscal 2012, respectively.

Non-GAAP loss for the second quarter and the first six months of fiscal 2013 was $10.5 million or $0.16 per share and $22.0 million or $0.34 per share, respectively, compared to non-GAAP loss of $11.4 million or $0.18 per share in the first quarter of fiscal 2013 and non-GAAP net income of $1.1 million or $0.02 per diluted share and $1.7 million or $0.03 per diluted share for the second quarter and first six months of fiscal 2012, respectively.

“We recovered nicely from the low point of our first quarter. We are making excellent progress in the development of our disruptive 64bit server product which will tape-out this quarter and I have been very pleased with the level of interest from the industry including several key players.” said Dr. Paramesh Gopi, President and Chief Executive Officer.

Bob Gargus, Chief Financial Officer commented, “We are slightly ahead of plan and are progressing towards our commitment of achieving cash break even in the upcoming March quarter. Our overall Data Center convergence strategy is also coming together nicely with several new products beginning to ramp.”

AppliedMicro reports its financial results in accordance with GAAP and also provides additional financial data that have not been prepared in accordance with GAAP. The non-GAAP results and other financial measures reported by the Company exclude certain items that are required by GAAP, such as restructuring charges, amortization of purchased intangibles, stock-based compensation charges, other-than-temporary impairment on investments, one-time acquisition related recoveries, Veloce Acquisition consideration, warrant expense, payroll taxes on certain stock option exercises and non-cash tax adjustments. Income taxes are adjusted to an estimated non-GAAP effective tax rate. These non-GAAP measures are not a substitute for GAAP measures and may not be consistent with the presentation used by other companies. The Company uses the non-GAAP financial measures to evaluate and manage its operations. The Company is providing this information to allow investors to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. The attached schedule reconciles non-GAAP results and other financial measures reported by the Company with the most directly comparable GAAP financial measures.

AppliedMicro management will be holding a conference call today, October 25, 2012 at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the second quarter of fiscal 2013 and to provide guidance for the third quarter of fiscal 2013. You may access the conference call via any of the following:

Teleconference:	866-831-5605
Conference ID:	76439144
Web Broadcast:	http://www.apm.com
Replay:	888-286-8010 (access code: 60491743, available through November 1, 2012)

AppliedMicro Overview

AppliedMicro is a global leader in energy conscious computing solutions for telco, enterprise, data center, consumer and SMB applications. With a heritage of innovation in high-speed connectivity and high-performance computing, AppliedMicro delivers silicon solutions that dramatically lower total cost of ownership for service provider and data center infrastructures. AppliedMicro’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AppliedMicro, visit the company’s Web site at http://www.apm.com.

© 2012 Applied Micro Circuits Corporation. AppliedMicro, and the AppliedMicro logo are trademarks or registered trademarks of Applied Micro Circuits Corporation. All other product or service names are the property of their respective owners.

This news release contains forward-looking statements that reflect the Company’s current view with respect to future events and financial performance, including statements regarding the Company’s focus, product cycles, design-win pipeline, strategic re-focus and future revenues. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, increased supplier lead times and other supply chain constraints, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, successful integration and management of recently acquired businesses, market acceptance of new products, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2012, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2012	March 31, 2012
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$89,687	$113,846
Accounts receivable, net	14,275	22,666
Inventories	18,437	23,244
Other current assets	26,450	31,105

Total current assets	148,849	190,861
Property and equipment, net	37,858	38,100
Goodwill	13,183	13,183
Purchased intangibles, net	14,024	16,634
Other assets	11,019	10,274

Total assets	$224,933	$269,052

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,095	$21,383
Other current liabilities	33,981	50,903

Total current liabilities	48,076	72,286
Non-current liability:
Veloce accrued liability	17,894	27,530
Stockholders’ equity	158,963	169,236

Total liabilities and stockholders’ equity	$224,933	$269,052

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net revenues	$46,324	$41,294	$64,929	$87,618	$125,773
Cost of revenues	20,561	18,355	27,704	38,916	54,035

Gross profit	25,763	22,939	37,225	48,702	71,738
Operating expenses:
Research and development	34,383	34,771	29,609	69,154	57,977
Selling, general and administrative	13,531	12,470	8,941	26,001	21,497
Amortization of purchased intangible assets	601	650	803	1,251	1,902
Restructuring (recoveries) charges, net	—	—	(40)	—	873

Total operating expenses	48,515	47,891	39,313	96,406	82,249

Operating loss	(22,752)	(24,952)	(2,088)	(47,704)	(10,511)
Interest and other income (expense), net	835	1,762	1,517	2,597	2,873

Loss before income taxes	(21,917)	(23,190)	(571)	(45,107)	(7,638)
Income tax (benefit) expense	(360)	200	581	(160)	391

Net loss	$(21,557)	$(23,390)	$(1,152)	$(44,947)	$(8,029)

Basic and diluted net loss per share:
Net loss per share	$(0.33)	$(0.37)	$(0.02)	$(0.71)	$(0.13)

Shares used in calculating basic and diluted net loss per share	64,947	62,409	62,526	63,678	63,202

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET (LOSS) INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
GAAP net loss	$(21,557)	$(23,390)	$(1,152)	$(44,947)	$(8,029)
Adjustments:
Stock-based compensation charges	7,634	7,689	3,124	15,323	7,302
Warrant expense	—	1,289	—	1,289	—
Amortization of purchased intangibles	1,280	1,329	1,482	2,609	4,096
Veloce acquisition consideration	2,325	2,325	—	4,650	—
Acquisition related recoveries	—	(133)	(2,267)	(133)	(2,267)
Restructuring (recoveries) charges, net	—	—	(40)	—	873
Other-than-temporary investment impairment	(174)	(1,089)	(593)	(1,263)	(605)
Income tax adjustments	(34)	553	547	519	338

Total GAAP to Non-GAAP adjustments	11,031	11,963	2,253	22,994	9,737

Non-GAAP net (loss) income	$(10,526)	$(11,427)	$1,101	$(21,953)	$1,708

Diluted (loss) income per share	$(0.16)	$(0.18)	$0.02	$(0.34)	$0.03

Shares used in calculating diluted (loss) income per share	64,947	62,409	62,665	63,678	63,834

Net (loss) income per share:
GAAP loss per share	$(0.33)	$(0.37)	$(0.02)	$(0.71)	$(0.13)
GAAP to non-GAAP adjustments	0.17	0.19	0.04	0.36	0.16

Non-GAAP net (loss) income per share	$(0.16)	$(0.18)	$0.02	$(0.34)	$0.03

Reconciliation of shares used in calculating non-GAAP (loss) income per share:
Shares used in calculating the basic loss per share	64,947	62,409	62,526	63,678	63,202
Adjustment for dilutive securities	—	—	139	—	632

Shares used in calculating non-GAAP diluted (loss) income per share	64,947	62,409	62,665	63,678	63,834

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS

(in thousands)

(unaudited)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:

	Three Months Ended			Six Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
GROSS PROFIT:
GAAP gross profit	$25,763	$22,939	$37,225	$48,702	$71,738
Amortization of purchased intangibles	679	679	679	1,358	2,194
Stock-based compensation expense	177	262	98	439	209

Non-GAAP gross profit	$26,619	$23,880	$38,002	$50,499	$74,141

OPERATING EXPENSES:
GAAP operating expenses	$48,515	$47,891	$39,313	$96,406	$82,249
Stock-based compensation expense	(7,457)	(7,427)	(3,026)	(14,884)	(7,093)
Warrant expense	—	(1,289)	—	(1,289)	—
Amortization of purchased intangibles	(601)	(650)	(803)	(1,251)	(1,902)
Acquisition related expenses	—	133	2,267	133	2,267
Veloce acquisition consideration	(2,325)	(2,325)	—	(4,650)	—
Restructuring recoveries (charges), net	—	—	40	—	(873)

Non-GAAP operating expenses	$38,132	$36,333	$37,791	$74,465	$74,648

INTEREST AND OTHER INCOME, NET AND OTHER-THAN-TEMPORARY IMPAIRMENT:
GAAP interest and other income, net	$835	$1,762	$1,517	$2,597	$2,873
Other-than-temporary investment impairment	(174)	(1,089)	(593)	(1,263)	(605)

Non-GAAP interest and other income, net	$661	$673	$924	$1,334	$2,268

INCOME TAX (BENEFIT) EXPENSE:
GAAP income tax (benefit) expense	$(360)	$200	$581	$(160)	$391
Income tax adjustments	34	(553)	(547)	(519)	(338)

Non-GAAP income tax (benefit) expense	$(326)	$(353)	$34	$(679)	$53

RESEARCH AND DEVELOPMENT :
GAAP research and development	$34,383	$34,771	$29,609	$69,154	$57,977
Stock-based compensation expense	(3,715)	(4,205)	(1,726)	(7,920)	(4,114)
Warrant expense	—	(1,289)	—	(1,289)	—
Veloce acquisition consideration	(2,325)	(2,325)	—	(4,650)	—

Non-GAAP research and development	$28,343	$26,952	$27,883	$55,295	$53,863

SELLING, GENERAL AND ADMINISTRATIVE :
GAAP selling, general and administrative	$13,531	$12,470	$8,941	$26,001	$21,497
Stock-based compensation expense	(3,742)	(3,222)	(1,300)	(6,964)	(2,979)
Acquisition related expenses	—	133	2,267	133	2,267

Non-GAAP selling, general and administrative	$9,789	$9,381	$9,908	$19,170	$20,785

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended September 30,
	2012	2011
Operating activities:
Net loss	$(44,947)	$(8,029)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	4,905	3,840
Amortization of purchased intangibles	2,609	4,096
Stock-based compensation expense:
Stock options	2,172	2,579
Restricted stock units	13,151	4,723
Warrants	1,289	—
Veloce accrued liability	4,650	—
Acquisition related adjustment	(133)	(2,267)
Net loss on disposals of property	3	10
Tax effect on other comprehensive income	(565)	—
Changes in operating assets and liabilities:
Accounts receivable	8,391	(8,086)
Inventories	4,807	7,834
Other assets	(2,735)	(7,159)
Accounts payable	(4,293)	(5,908)
Accrued payroll and other accrued liabilities	(1,819)	55
Veloce accrued liability	(14,814)	—
Deferred revenue	(918)	(560)

Net cash used for operating activities	(28,247)	(8,872)

Investing activities:
Proceeds from sales and maturities of short-term investments	24,868	87,746
Purchases of short-term investments	(15,361)	(67,735)
Purchase of property, equipment and other assets	(7,606)	(9,757)
Proceeds from sale of strategic equity investment	7,146	—
Purchase of strategic equity investment	(500)	(2,500)
Funding of a note receivable	—	(1,000)

Net cash provided by investing activities	8,547	6,754

Financing activities:
Proceeds from issuances of common stock	5,359	2,952
Funding of restricted stock units withheld for taxes	(313)	(2,441)
Repurchases of common stock	(654)	(20,852)
Funding of structured stock repurchase agreements	—	(10,000)
Payment of contingent consideration	(485)	—
Other	(280)	(160)

Net cash provided by (used for) financing activities	3,627	(30,501)

Net decrease in cash and cash equivalents	(16,073)	(32,619)
Cash and cash equivalents at the beginning of the period	28,065	84,402

Cash and cash equivalents at the end of the period	$11,992	$51,783